Exhibit 5.2

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

September 19, 2014

Crown Castle REIT Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Crown Castle REIT Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (Registration No. 333-196742) (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offering by the Company of up to 9,775,000 shares of 4.50% Mandatory Convertible Preferred Stock, Series A (the “Mandatory Convertible Preferred Stock”), par value $0.01 per share, of the Company, to be issued pursuant to an Agreement and Plan of Merger, dated September 19, 2014 (the “Merger Agreement”), by and between the Company and Crown Castle International Corp., a Delaware corporation (“Crown Castle”), which Merger Agreement is described in the Registration Statement and included as Annex A to the proxy statement/prospectus forming a part thereof. Pursuant to the Certificate of Designations (as defined below), the shares of Mandatory Convertible Preferred Stock are convertible into shares of the common stock of the Company, par value $0.01 per share (the “Conversion Shares”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the form of Amended and Restated Certificate of Incorporation of the Company, which will be in effect immediately prior to the consummation of the merger; (b) the form of Amended and Restated By-laws of the Company, which will be in effect immediately prior to the consummation of the merger; (c) resolutions adopted by the Board of Directors of the Company on August 7, 2014; (d) various corporate records and proceedings relating to the organization of the Company and the issuance by the Company of the shares of Mandatory Convertible Preferred Stock; (e) the Registration Statement; (f) the form of Certificate of Designations establishing the preferences, limitations and relative rights of the Mandatory Convertible Preferred Stock (the “Certificate of Designations”), which will be in effect immediately prior to the consummation of the merger; and (g) the Merger Agreement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.

In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies.

Based on the foregoing and subject to the qualifications set forth herein and subject to compliance with applicable state securities laws, we are of opinion that the shares of Mandatory Convertible Preferred Stock, upon issuance, delivery and payment therefor in the manner contemplated by the Merger Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.

Based on the foregoing and subject to the qualifications set forth herein and subject to compliance with applicable state securities laws, we are of opinion that the Conversion Shares issuable upon the conversion of the Mandatory Convertible Preferred Stock, when issued and delivered in the manner provided in the Certificate of Designations, will be validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the proxy statement/prospectus constituting a part of the Registration Statement. We hereby consent to such use of our name therein and to the filing of this opinion as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Crown Castle REIT Inc.
1220 Augusta Drive, Suite 600
Houston, Texas 77057

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